Exhibit 99.01

Investor Contact:	Press Contact:
Paul Mansky	Katherine Lane
Sr. Director Corporate Development & Investor Relations	Sr. Director Corporate & Marketing Communications
+1 714 885-2888	+1 714 885-3828
paul.mansky@emulex.com	katherine.lane@emulex.com

Emulex Announces Preliminary First Quarter Revenues

COSTA MESA, Calif., October 15, 2014 - Emulex Corporation (NYSE:ELX), a leader in network connectivity, monitoring and management, today revised its preliminary revenue expectations for the first quarter of fiscal 2015 ending September 28, 2014 to a range of $102 million to $104 million. The company had previously projected revenue within a range of $93 million to $99 million, as communicated during its fiscal fourth quarter earnings call on August 7, 2014.

“I am pleased with our execution in the first quarter of 2015, evidenced by solid performance across multiple product lines including Fibre Channel and Ethernet,” commented Jeff Benck, president and CEO, Emulex. “While we continue to manage through some transitions in our business, we are well positioned with both a new general manager of Network Visibility Products in place and a broad set of I/O qualifications completed on next generation “Grantley-based” servers at the world’s top OEMs. We look forward to expanding our 10Gb Ethernet position as these new platforms ramp over the coming year.”

Emulex plans to host a conference call to discuss first quarter results on Thursday, October 30, 2014 at 2:00 p.m. PDT (5:00 p.m. EDT), during which additional information and commentary will be provided by Emulex President and Chief Executive Officer Jeff Benck and Senior Vice President and Chief Financial Officer Kyle Wescoat.

The conference call may be accessed live, via the Emulex website at emulex.com/investors. A replay of the call will be available for 12 months by accessing the IR webcast archive section of the Emulex website.

About Emulex
Emulex, a leader in network connectivity, monitoring and management, provides hardware and software solutions for global networks that support enterprise, cloud, government and telecommunications. Emulex’s products enable unrivaled end-to-end application visibility, optimization and acceleration. The Company's I/O connectivity offerings, including its line of ultra high-performance Ethernet and Fibre Channel-based connectivity products, have been designed into server and storage solutions from leading OEMs, including Cisco, Dell, EMC, Fujitsu, Hitachi, HP, Huawei, IBM, NetApp and Oracle, and can be found in the data centers of nearly all of the Fortune 1000. Emulex’s monitoring and management solutions, including its portfolio of network visibility and recording products, provide organizations with complete network performance management at speeds up to 100Gb Ethernet. Emulex is headquartered in Costa Mesa, Calif., and has offices and research facilities in North America, Asia and Europe. For more information about Emulex (NYSE:ELX) please visit http://www.Emulex.com.

“Safe Harbor” Statement
"Safe Harbor'' Statement under the Private Securities Litigation Reform Act of 1995: With the exception of historical information, the statements set forth above contain forward-looking statements that involve risk and uncertainties. We expressly disclaim any obligation or undertaking to release publicly any updates or changes to these forward-looking statements that may be made to reflect any future events or circumstances. We wish to caution readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements. These factors include the possibility that cost savings initiatives will not be realized on a timely basis and could have a negative impact on our business. These factors also include the possibility that we may not realize the anticipated benefits from the acquisition of Endace Limited on a timely basis or at all which could result in an impairment of assets. We may also be unable to complete the integration of Endace’s technology into our existing operations in a timely and efficient manner. We are subject to intellectual property claims and other litigation, with or without merit, that could result in costly litigation, cause product shipment delays, require us to indemnify customers, or require us to enter into royalty or licensing agreements, which may or may not be available. Lawsuits present inherent risks, any of which could have a material adverse effect on our business, financial condition, or results of operations. Such potential risks include continuing expenses of litigation, loss of patent rights, monetary damages, injunctions against the sale of products incorporating the technology in question, counterclaims, attorneys’ fees, incremental costs associated with product or component redesigns, liabilities to customers under reimbursement agreements or contractual indemnification provisions, and diversion of management’s attention from other business matters. We have in the past obtained, and may be required in the future to obtain, licenses of technology owned by other parties and cannot be certain that the necessary licenses will be available or that they will be obtainable on commercially reasonable terms. If we were to fail to obtain such royalty or licensing agreements in a timely manner and on reasonable terms, our business, results of operations and financial condition could be materially adversely affected. In addition, the fact that the economy generally, and the network connectivity and visibility market segments specifically, have been in a state of uncertainty makes it difficult to determine if past experience is a good guide to the future and makes it impossible to determine if markets will grow or shrink in the short term. Continued weakness in domestic and worldwide macro-economic conditions, currency exchange rate fluctuations, potential disruptions in world credit and equity markets, and the resulting economic uncertainty for our customers, as well as the overall network connectivity and visibility markets, has and could continue to adversely affect our revenues and results of operations. As a result of these uncertainties, we are unable to predict our future results with any accuracy. Other factors affecting these forward-looking statements include but are not limited to the following: faster than anticipated declines in the storage networking market, slower than expected growth of the converged networking market or the failure of our Original Equipment Manufacturer (OEM) customers to successfully incorporate our products into their systems; our dependence on a limited number of customers and the effects of the loss of, decrease in or delays of orders by any such customers, or the failure of such customers to make timely payments; the emergence of new or stronger competitors as a result of consolidation movements in the market; the timing and market acceptance of our products or our OEM customers’ new or enhanced products; costs associated with entry into new areas of the network connectivity and visibility markets; the variability in the level of our backlog and the variable and seasonal procurement patterns of our customers; any inadequacy of our intellectual property protection ; the effect of any actual or potential unsolicited offers to acquire us; proxy contests or the activities of activist investors; impairment charges, including but not limited to goodwill and intangible assets; changes in tax rates or legislation; the effects of acquisitions; the effects of terrorist activities, natural disasters, and any resulting disruption in our supply chain or customer purchasing patterns or any other resulting economic or political instability; the highly competitive nature of the markets for our products as well as pricing pressures that may result from such competitive conditions; the effect of rapid migration of customers towards newer, lower cost product platforms; transitions from board or box level to application specific integrated circuit (ASIC) solutions for selected applications; a shift in unit product mix from higher-end to lower-end or mezzanine card products; a faster than anticipated decrease in the average unit selling prices or an increase in the manufactured cost of our products; delays in product development; our reliance on third-party suppliers and subcontractors for components and assembly; our ability to attract and retain key technical personnel; our ability to benefit from our research and development activities as well as government grants related thereto; our dependence on international sales and internationally produced products; changes in accounting standards; and any resulting regulatory changes on our business. These and other factors could cause actual results to differ materially from those in the forward-looking statements and are discussed in our filings with the Securities and Exchange Commission, including our recent filings on Forms 10-K and 10-Q, under the caption “Risk Factors.”

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